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As filed with the Securities and Exchange Commission on September 20, 2000 Registration No. 333-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  __________

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                  __________

                          SANTA FE GAMING CORPORATION
            (Exact name of Registrant as Specified in Its Charter)

               Nevada                                       7990                         88-0304348
    (State or Other Jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
    Incorporation or Organization)           Classification Code Number)             Identification No.)

                                  __________

                              4949 N. Rancho Dr.,
                            Las Vegas, Nevada  89130
                                 (702) 658-4300
              (Address, including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

                                  __________

                          SANTA FE GAMING CORPORATION
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full Title of Plan)

                                  __________

                                 Paul W. Lowden
                          Santa Fe Gaming Corporation
                               4949 N. Rancho Dr.
                            Las Vegas, Nevada 89130
                                 (702) 658-4300
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                                  __________

                                   Copies to:
                             Karen E. Bertero, Esq.
                          Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                                 (213) 229-7973

                        CALCULATION OF REGISTRATION FEE

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                                                            Proposed      Proposed
                                                            Maximum        Maximum
                                              Amount        Offering      Aggregate       Amount of
           Title of Securities                 to be       Price Per      Offering      Registration
            to be Registered               Registered(1)    Share(2)      Price(3)         Fee(4)
-----------------------------------------------------------------------------------------------------
Common Stock, par value $0.01                 100,000       $3.875       $387,500         $102.30
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(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration as set forth in the Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c). On September 15, 2000, the most recent practicable date, the high and low prices per common share reported were $4.00 and $3.75 respectively, for an average price of $3.875 per common share.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act, based on the number of shares of common stock issuable pursuant to the Plan multiplied by the proposed maximum aggregate offering price per share calculated as described in (2) above.
(4) Calculated by multiplying $0.000264 the proposed maximum aggregate offering price calculated as described in (3) above.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Santa Fe Gaming Corporation, a Nevada corporation (the "Company"), and relates to 100,000 shares of common stock, par value $0.01 per share ("Common Stock") of the Company issuable pursuant to the Santa Fe Gaming Corporation 1995 Non-Employee Director Stock Option Plan (the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) prospectus

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     a) the Company's Annual Report on Form 10-K for the year ended September 30, 1999, and all amendments thereto;

     b) the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000;

     c) the Company's Current Report on Form 8-K dated June 16, 2000; and

     d) the description of the Company's common stock contained under the caption "Description of Registrant's Securities to be Registered" in its Registration Statement on Form 8-A, filed with the Commission on August 25, 1993, and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Nevada Revised Statutes and where the breach involves intentional misconduct, fraud or a knowing violation of the law.

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes and the Company's Bylaws contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. The Bylaws require the Company to indemnify such persons to the fullest extent legally permitted under the general corporation law of Nevada. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement.

     The Company's Bylaws also provide that the Board may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

     Further, the Plan provides that neither the members of the Board of Directors nor any members of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any award granted under it, and they are entitled to indemnification and reimbursement from the Company due to liability incurred with respect to the Plan or any award granted thereunder (including attorneys' fees, settlement costs if approved by independent legal counsel, and judgments other than bad faith) to the fullest extent permitted by law and under any directors and officers liability insurance policy maintained by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.    Description
-----------    -----------

  3.1 Articles of Incorporation of the Company. (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-4 (No. 33-67864) and incorporated herein by reference.)

  3.2 Certificate of Designation for Exchangeable Redeemable Preferred Stock. (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-4 (No. 33-67864) and incorporated herein by reference.)

  3.3          Amended and Restated Bylaws of Santa Fe Gaming Corporation.
               (Previously filed with the Securities and Exchange Commission as an exhibit to Santa Fe Gaming Corporation's Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.)

  4.1          1995 Non-Employee Director Stock Option Plan.

  5.1          Opinion of Jones Vargas.

  23.1         Consent of Jones Vargas (contained in Exhibit 5.1).

  23.2         Consent of Deloitte & Touche LLP.

  24 Power of Attorney (included on Page S-1 of this registration statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 20 day of September, 2000.


                                   SANTA FE GAMING CORPORATION

                                   By: /s/ Thomas K. Land
                                       ____________________________________
                                       Thomas K. Land
                                       Senior Vice President and Chief Financial
                                       Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints PAUL W. LOWDEN and THOMAS K. LAND his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Name and Signature                           Title                               Date
    ------------------                           -----                               ----
/s/ Paul W. Lowden
______________________________           Chairman of the Board                  September 20, 2000
Paul W. Lowden                           and President
                                         (Principal Executive Officer)
/s/ Thomas K. Land
______________________________           Director and Chief Financial           September 20, 2000
Thomas K. Land                           Officer (Principal Financial
                                         and Accounting Officer)
/s/ James W. Lewis
______________________________           Director                               September 20, 2000
James W. Lewis

/s/ Suzanne Lowden
______________________________           Director                               September 20, 2000
Suzanne Lowden

/s/ John W. Delaney
______________________________           Director                               September 20, 2000
John W. Delaney

______________________________           Director                               September ___, 2000
David H. Lesser

______________________________           Director                               September ___, 2000
Howard E. Foster

                                 Exhibit Index

Exhibit No.    Description
-----------    -----------

  3.1 Articles of Incorporation of the Company. (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-4 (No. 33-67864) and incorporated herein by reference.)

  3.2 Certificate of Designation for Exchangeable Redeemable Preferred Stock. (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-4 (No. 33-67864) and incorporated herein by reference.)

  3.3          Amended and Restated Bylaws of Santa Fe Gaming Corporation.
               (Previously filed with the Securities and Exchange Commission as an exhibit to Santa Fe Gaming Corporation's Report on Form 10-Q for the quarter ended March 30, 1999 and incorporated herein by reference.)

  4.1          1995 Non-Employee Director Stock Option Plan.

  5.1          Opinion of Jones Vargas.

  23.1         Consent of Jones Vargas (contained in Exhibit 5.1).

  23.2         Consent of Deloitte & Touche LLP.

  24 Power of Attorney (included on Page S-1 of this registration statement).